Q4 & Full Year 2015 Earnings Call Investor Slides February 11, 2016

1 Non-GAAP Disclaimer The financial results disclosed in this presentation include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP results included in this presentation, Knowles has presented supplemental, non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes and non- GAAP diluted earnings per share to facilitate evaluation of Knowles’ operating performance. These non-GAAP financial measures exclude certain amounts that are included in the most directly comparable GAAP measure. In addition, these non-GAAP financial measures do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles uses non-GAAP measures as supplements to its GAAP results of operations in evaluating certain aspects of its business, and its Board of Directors and executive management team focus on non-GAAP items as key measures of Knowles’ performance for business planning purposes. These measures assist Knowles in comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation tables included in the fourth quarter and year end 2015 earnings release.

2 Intend to sell low-margin mobile consumer electronics speaker/receiver product line Continuing operations expected to generate significant earnings and cash flow, with reduced exposure to the handset market Intelligent Audio investment enables long-term growth through dollar content increases and expansion into new markets Knowles Strategic Outlook

3 Knowles 2016 Key Priorities Investing for Long-Term GrowthOptimizing the Portfolio Performance Audio • Microphone leadership • Multi-mic adoption • Leverage microphone scale Intelligent Audio • Software and digital signal processing capabilities • Integrated acoustic + software solutions shipping in 2016 Specialty Components - Acoustics • Hearing Health leadership • Hearables opportunities Sell mobile consumer speaker/receiver product line Audience integration; annualized cost savings on track Rationalize additional operating expenses Improve free cash flow

4 Selling Mobile Consumer Electronics Speaker/Receiver Product Line Rationale • Limited ability to improve profitability • Lack of scale and associated volatility with being #3 supplier • Purely electro-mechanical in nature, lack of synergy with our semiconductor design and software capabilities • CapEx intensive Financial Impact • Action expected to result in meaningful improvement to gross margins • Reduced CapEx; improves free cash flow Time Table • Evaluating potential interest from multiple parties in Q1 ‘16 • Intend to sell by end of Q2 ‘16 Optimizing Our Portfolio

Knowles well positioned to deliver increased content 5 MARKET DRIVERS Higher-performance mics, smart mics, multi-mic integration Acoustics + Intelligent Audio software solutions Microphone performance leadership and scale Leader in smart mics Best-in-class audio software TYPES OF APPLICATIONS OUR OFFERING KNOWLES ADVANTAGE IMPROVED VOICE & AUDIO QUALITYVOICE AS A USER INTERFACE Investing for Long-Term Growth in Existing Market Third party logos used in the presentation are the licensed trademarks or intellectual property of their respective owners. Knowles does not claim ownership , license rights or endorsement by these third parties.

6 Voice is re-defining the relationship between consumers and technology Investing for Growth Beyond Smartphones Knowles is leveraging enhanced audio capabilities to drive growth

7 Revenue lower • Exit from speaker/receiver product line • Normal seasonality • Inventory correction at major customer Significant gross margin improvement ex-speaker/receiver, despite seasonally low Q1 OpEx • Impact of speaker and receiver in discontinued operations • Rationalized non-core R&D spending • Lower corporate overhead Q1 FY 2016 Guidance Q1FY16E (Cont. Ops.) Revenue $170 - $190 million Non-GAAP Gross Margin 36% - 38% Non-GAAP R&D $25 - $27 million Non-GAAP SG&A $35 - $37 million Adjusted EBIT Margin 3% - 5% Non-GAAP Diluted Earnings per Share $0.01 - $0.07 Q1 2016 GAAP results for the company are expected to include approximately $6 million in stock-based compensation, $4 million in amortization of intangibles, $2 million in production and restructuring related costs, and related tax effects on these items

8 Full Year 2016 Outlook (Cont. Ops.) Modest full-year revenue increase • Smartphone growth • Share gains in MEMS mics • Multi-mic adoption • Intelligent audio • Specialty components • Expect 40% in 1H; 60% in 2H Full year non-GAAP gross margin of 38% - 40% • Sequential improvement throughout the year • Benefits of prior manufacturing footprint optimization • Normal seasonality and related operating leverage • New higher margin products in 2H Committed to reducing non-GAAP OpEx • Expect R&D levels to increase modestly throughout the year from Q1 ‘16 levels • Continue to invest in growth opportunities • Reduce R&D spend in non-core areas in Q1 • SG&A rationalization • Reductions realized in back half of year to align with intended sale of speaker/receiver product line • Achieve $140 million annualized run rate by Q4 ‘16

9 Leverage core high performance, low power acoustic expertise Deliver fully integrated audio solutions with software and signal processing Increase device content with disruptive products and software Drive audio adoption in new markets Acoustics Software Signal Processor / Audio Silicon Our Value Proposition Leading Provider of High Performance Audio Solutions Acoustics Signal Processor Software

10 Appendix

11 Revenue (Cont. Ops.) $186.6 $192.8 $246.7 $223.5 $0 $50 $100 $150 $200 $250 $300 Q1FY15 Q2FY15 Q3FY15 Q4FY15 $ M i l l i o n s

12 Adjusted EBIT (Cont. Ops.) $ M i l l i o n s $0 $10 $20 $30 $40 Q1FY15 Q2FY15 Q3FY15 Q4FY15 $23.3 $31.2 $36.0 $25.6

Revenue by Segment – Cont. Ops. (% of revenue) 2015 Mobile Consumer Electronics 50% Specialty Components 50% 13

Historical Segment Data – As Reported

(in $ millions)

	Mobile Consumer Electronics Quarter Ended					Specialty Components Quarter Ended				
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Revenues	$ 200.5	$ 189.2	$ 132.3	$ 134.7	$ 170.9	$ 110.0	$ 105.4	$ 108.6	$ 103.9	$ 115.2
Gross Profit	$ 6.7	$ 49.0	$ 18.1	$ 19.2	$ 22.2	$ 37.3	$ 40.2	$ 38.8	$ 34.7	$ 41.6
Stock-Based Compensation Expense	0.1	0.1	0.1	-	-	0.2	0.1	0.2	0.1	0.2
Fixed Asset, Inventory and Other Charges	47.8	0.5	3.0	-	(1.0)	2.1	-	-	-	-
Restructuring Charges	0.6	0.3	0.2	0.1	0.6	2.4	0.1	0.3	(0.7)	1.6
Production Transfers Costs	0.2	0.6	1.6	2.4	2.9	3.6	3.0	3.6	3.0	2.3
Other	1.1	0.8	-	-	-	-	-	-	-	-
Non-GAAP Gross Profit	$ 56.5	$ 51.3	$ 23.0	$ 21.7	$ 24.7	$ 45.6	$ 43.4	$ 42.9	$ 37.1	$ 45.7
Non-GAAP Gross Profit as % of Revenues	*28.2%*	*27.1%*	*17.4%*	*16.1%*	*14.5%*	*41.5%*	*41.2%*	*39.5%*	*35.7%*	*39.7%*
Research and Development Expenses	$ 29.3	$ 26.3	$ 15.5	$ 12.8	$ 14.3	$ 7.5	$ 6.7	$ 7.2	$ 6.8	$ 6.8
Stock-Based Compensation Expense	(1.0)	(0.8)	(0.2)	(0.1)	0.1	-	0.1	-	(0.1)	-
Fixed Asset, Inventory and Other Charges	(3.0)	-	-	-	-	-	-	-	-	-
Non-GAAP Research and Development Expenses	$ 25.3	$ 25.5	$ 15.3	$ 12.7	$ 14.4	$ 7.5	$ 6.8	$ 7.2	$ 6.7	$ 6.8
Non-GAAP Research and Development Expenses as %	*12.6%*	*13.5%*	*11.6%*	*9.4%*	*8.4%*	*6.8%*	*6.5%*	*6.6%*	*6.4%*	*5.9%*
Selling and Administrative Expenses	$ 27.6	$ 28.6	$ 17.9	$ 18.1	$ 17.7	$ 15.9	$ 15.5	$ 15.3	$ 15.1	$ 16.1
Stock-Based Compensation Expense	(0.9)	(1.2)	(0.5)	(0.6)	(0.4)	(0.5)	(0.4)	(0.5)	(0.4)	(0.3)
Intangibles Amortization Expense	(8.3)	(8.3)	(7.1)	(7.2)	(7.7)	(2.8)	(2.8)	(2.8)	(2.8)	(2.8)
Fixed Asset, Inventory and Other Charges	(0.1)	-	-	-	-	-	-	-	-	-
Other	(0.2)	(0.7)	-	-	-	-	-	-	-	-
Non-GAAP Selling and Administrative Expenses	$ 18.1	$ 18.4	$ 10.3	$ 10.3	$ 9.6	$ 12.6	$ 12.3	$ 12.0	$ 11.9	$ 13.0
Non-GAAP Selling and Administrative Expenses as % o	*9.0%*	*9.7%*	*7.8%*	*7.6%*	*5.6%*	*11.5%*	*11.7%*	*11.0%*	*11.5%*	*11.3%*
Operating Expenses	$ 204.4	$ 63.7	$ 33.5	$ 31.2	$ 32.7	$ 23.4	$ 22.4	$ 22.7	$ 21.9	$ 22.9
Stock-Based Compensation Expense	(1.9)	(2.0)	(0.7)	(0.7)	(0.3)	(0.5)	(0.3)	(0.5)	(0.5)	(0.3)
Intangibles Amortization Expense	(8.3)	(8.3)	(7.1)	(7.2)	(7.7)	(2.8)	(2.8)	(2.8)	(2.8)	(2.8)
Fixed Asset, Inventory and Other Charges	(3.1)	-	-	-	-	-	-	-	-	-
Restructuring Charges	(3.2)	(8.4)	(0.1)	(0.3)	(0.7)	-	(0.2)	(0.2)	-	-
Impairment of Intangible Assets	(144.3)	(0.4)	-	-	-	-	-	-	-	-
Production Transfers Costs	-	-	-	-	-	-	-	-	-	-
Other	(0.2)	(0.7)	-	-	-	-	-	-	-	-
Non-GAAP Operating Expenses	$ 43.4	$ 43.9	$ 25.6	$ 23.0	$ 24.0	$ 20.1	$ 19.1	$ 19.2	$ 18.6	$ 19.8
Non-GAAP Operating Expenses as % of Revenues	*21.6%*	*23.2%*	*19.3%*	*17.1%*	*14.0%*	*18.3%*	*18.1%*	*17.7%*	*17.9%*	*17.2%*
Operating (Loss) Earnings	$ (197.8)	$ (14.7)	$ (15.4)	$ (12.0)	$ (10.5)	$ 14.0	$ 17.8	$ 16.1	$ 12.8	$ 18.7
Other Expense (Income), net	(0.1)	1.2	(0.2)	-	1.7	(0.3)	0.1	(0.2)	0.1	0.2
(Loss) Earnings Before Interest and Income Taxes	(197.7)	(15.9)	(15.2)	(12.0)	(12.2)	14.3	17.7	16.3	12.7	18.5
Stock-Based Compensation Expense	2.0	2.1	0.8	0.7	0.3	0.7	0.4	0.7	0.6	0.5
Intangibles Amortization Expense	8.3	8.3	7.1	7.2	7.7	2.8	2.8	2.8	2.8	2.8
Fixed Asset, Inventory and Other Charges	50.9	0.5	3.0	-	(1.0)	2.1	-	-	-	-
Restructuring Charges	3.8	8.7	0.3	0.4	1.3	2.4	0.3	0.5	(0.7)	1.6
Impairment of Intangible Assets	144.3	0.4	-	-	-	-	-	-	-	-
Production Transfers Costs	0.2	0.6	1.6	2.4	2.9	3.6	3.0	3.6	3.0	2.3
Other	1.3	1.5	-	-	-	-	-	-	-	-
Adjusted Earnings (Loss) Before Interest and Income	$ 13.1	$ 6.2	$ (2.4)	$ (1.3)	$ (1.0)	$ 25.9	$ 24.2	$ 23.9	$ 18.4	$ 25.7
Adjusted Earnings (Loss) Before Interest and Income Taxes as % of Revenues	*6.5%*	*3.3%*	*-1.8%*	*-1.0%*	*-0.6%*	*23.5%*	*23.0%*	*22.0%*	*17.7%*	*22.3%*

knowles

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15 Reconciliation of Segment EBIT to Consolidated Net Loss – As Reported (in $ millions) December 31, 2015 September 30, 2015 June 30, 2015 March 31, 2015 December 31, 2014 (Loss) earnings before interest and income taxes Mobile Consumer Electronics (197.7)$ (15.9)$ (15.2)$ (12.0)$ (12.2)$ Specialty Components 14.3 17.7 16.3 12.7 18.5 Total segments (183.4) 1.8 1.1 0.7 6.3 Corporate expense / other 15.6 16.4 13.8 10.6 7.5 Interest expense, net 3.5 3.7 3.1 2.4 2.1 Loss before income taxes (202.5) (18.3) (15.8) (12.3) (3.3) (Benefit from) provision for income taxes (15.5) (3.4) 0.3 3.5 (2.2) Net loss (187.0)$ (14.9)$ (16.1)$ (15.8)$ (1.1)$ Quarter Ended

16 Reconciliation of Revenue and Adjusted EBIT to Continuing Operations (in $ millions) Consolidated S/R Cont. Ops. Consolidated S/R Cont. Ops. Consolidated S/R Cont. Ops. Consolidated S/R Cont. Ops. Revenue 238.6 52.0 186.60 240.9 48.1 192.80 294.6 47.9 246.70 310.5 87.0 223.50 Adjusted Earnings (Loss) Before Interest and Income Taxes 8.6 (14.7) 23.30 12.0 (19.2) 31.20 19.6 (16.4) 36.00 26.4 0.8 25.60 Q1 2015 Q2 2015 Q3 2015 Q4 2015

17 Forward Looking Statements This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this presentation are based on current plans, expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated or implied in these statements. These risks and uncertainties include, but are not limited to: the pace and success of achieving the cost savings from our announced restructurings, acquisitions and operating expense reduction efforts; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; customer purchasing behavior in light of anticipated mobile phone launches; downward pressure on the average selling prices for our products; risks associated with increasing our inventories in advance of anticipated orders by customers; macroeconomic conditions, both in the U.S. and internationally; foreign currency exchange rate fluctuations; our ability to maintain and improve costs, quality and delivery for our customers; our ability to qualify our products and facilities with customers; risks and costs inherent in litigation; our ability to obtain, enforce, defend or monetize our intellectual property rights; increases in the costs of critical raw materials and components; availability of raw materials and components; anticipated growth for us and adoption of our technologies and solutions that may not occur; the success and rate of multi-microphone adoption and our “intelligent audio” solutions; managing rapid declines in customer demand for certain of our products or solutions, delays in customer product introductions and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures, including the proposed divestiture of our speaker and receiver product line, and our ability to integrate acquisitions following consummation; our obligations and risks under various transaction agreements that were executed as part of our spin-off from our former parent company, Dover Corporation; managing new product ramps and introductions for our customers; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; our need to maintain and expand our existing relationships with leading OEMs and to establish relationships with new OEMs in order to maintain and increase our revenue; business and competitive factors generally affecting the advanced micro-acoustic solutions and specialty components industry, our customers and our business; fluctuations in demand by our telecom and other customers and telecom end markets; our ability to enter new end user product markets; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble and test our products and sub-components; changes in tax laws or our ability to utilize our tax structure and any net operating losses and other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the SEC. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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